• • • • •

• • • • • • • • •

• • • • • • • • • •

Third Quarter 2023 Financial Results* Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Operations (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Cash Flows (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Reconciliation of GAAP to Non-GAAP Financials Measures (amounts in thousands, except share and per share data)

FOR IMMEDIATE RELEASE

FISKER INC. ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS*

Fisker sees continued strong demand for its Ocean and delivered more cars in October than the entire third quarter.

- Fisker now delivering in ten countries, expected to add two more markets later this month as operational momentum accelerates in Q4 2023.
- Opened flagship US Lounge at The Grove in Los Angeles and first east-coast Lounge in New York City. Fisker customer locations now open in ten countries, with additional customer facilities opening soon, including a Fisker Lounge in Shanghai, China in January 2024.
- Q3 2023 was Fisker's first quarter with meaningful automotive sales revenue. Total revenue in the quarter was $71.8 million, gross margin was -17% on a GAAP basis (adjusted gross margin was 9%), and EPS was ($0.27), compared to ($0.49) in the prior year.
- Raised $450 million in gross proceeds during the third quarter, bolstering quarter-end cash, cash equivalents, and restricted cash to $625 million; this excludes $50 million in VAT receivables, which Fisker is still waiting to receive. An additional $550 million in gross proceeds is available as part of the recent convertible notes transaction.
- 4,725 vehicles were produced and 1,097 vehicles were delivered in Q3 2023. Deliveries have accelerated as Fisker begins optimizing last mile logistics and expanding its delivery infrastructure to achieve further scale effects in Q4 and beyond. The Company delivered over 1,200 vehicles in October, exceeding the entire Q3 delivery volume. Over 3,000 vehicles delivered globally to date and hundreds more en route to consumers.

LOS ANGELES, CA – (November 13, 2023) – Fisker Inc. (NYSE: FSR) ("Fisker"), driven by a mission to create the world's most emotional and sustainable electric vehicles, today announced its financial results for the third quarter ended September 30, 2023.



"The third quarter was very significant for Fisker as we delivered 1,097 Fisker Ocean vehicles to customers across two continents, which represents the largest delivery volume for any US-based EV OEM in their first full quarter of deliveries. We are rapidly scaling our delivery infrastructure to support even higher volumes of deliveries of our class-leading product to our loyal customers. We are gaining momentum and delivered more units in the month of October than in all of the third quarter," stated Henrik Fisker, Chairman and Chief Executive Officer of Fisker.

"We are pleased to hear the excitement and positive reviews from our early adopter customers, and at the same time we are also incorporating feedback for areas of improvement. As a

software-driven product, we are continually improving the vehicle via over-the-air updates to provide the best experience for our customers," continued Fisker.

Recent Updates:

- The Company expanded US and European deliveries of the Fisker Ocean One with 1,097 completed in Q3, up from 11 in Q2. Deliveries have accelerated as Fisker begins optimizing last mile logistics and expanding its delivery infrastructure. The Company delivered over 1,200 vehicles in October exceeding the entire Q3 delivery volume.
- Fisker adjusted pricing on all trim levels and opened calendar year 2024 orders. Current US pricing by trim is as follows: Ocean Extreme $61,499, the Ultra $52,999, and the Sport $38,999 as Fisker made its first change since initial trim pricings were introduced in 2020 and 2021. Fisker also adjusted pricing in Europe and Canada, narrowing the gap between the Ultra and the Extreme.



- 4,725 Fisker Ocean vehicles were produced in Q3 2023, up from 1,022 in Q2 2023, which included the impact from the summer holiday production shutdown.
- Since Q2, Fisker initiated deliveries in seven additional European countries, including right-hand drive United Kingdom, and expanded US deliveries into over 30 new states. Deliveries expected to start later this quarter in Canada and the Netherlands followed by Spain, Portugal, and Italy in Q1 2024.
- Fisker opened its flagship Lounge in Los Angeles and its New York City Lounge, which complement its customer facilities in Austria, Denmark, France, Germany, Norway, Sweden, and the United Kingdom. The Company plans to open additional locations across multiple states, and expects to have a dozen facilities open by yearend 2023 in North America and a similar amount in Europe. Fisker also announced it will open a Lounge in Shanghai, China in January 2024.
- Vehicle test drive events expanded globally, ranging from Fisker Lounges and Centers+ to pop-up test drive events in over a dozen cities in Europe and North America.
- In September, Fisker bolstered its balance sheet by executing $170 million in aggregate principal ($150 million in gross proceeds) of 0% senior unsecured convertible notes due 2025. This investment was in addition to the July convertible notes offering of $340 million in aggregate principal ($300 million in gross proceeds). As part of the transaction, Fisker may now offer up to an additional $623.3 million in aggregate principal ($550 million in gross proceeds) in 0% senior unsecured convertible notes.
- Fisker initiated over-the-air software updates bringing product enhancements and new features to owners based on customer feedback and Fisker's product rollout strategy. OTA update 1.10 recently completed, which included optimization to ESP system, improved traction control on surface changing roads, refinement to regen braking, improved energy management and connectivity for remote functions along with some other tweaks.
- Published second annual ESG report demonstrating how environmental and social efforts are authentically ingrained in its culture to build the world's most emotional and sustainable

vehicles. Additionally, Fisker is hosting a sustainability roundtable on November 18th to elaborate on its ESG initiatives.

- Concurrent with IAA Mobility 2023, Fisker held the European premiere of future products including the Rōnin and PEAR in Munich, Germany which followed the US unveiling of the same models at Fisker's inaugural "Product Vision Day" event in California.



- Fisker will host a journalist event during the Los Angeles Auto Show this week where it will show the PEAR vehicle and its Alaska EV pick up.
- Announced expanded charging options for North American consumers as Fisker will adopt the North American Charging Standard (NACS) on its first vehicles in 2025 and signed an agreement with Tesla to provide customers with access to the Tesla Supercharger network of over 12,000 Supercharger stations in the United States and Canada.
- Fisker expanded its global team which totaled more than 1,300 as November 13, 2023, with recent growth focused on sales and service areas to support the delivery and ownership experience.

Third Quarter 2023 Financial Highlights:

- Revenue totaled $71.8 million compared to revenue of $825 thousand last quarter.
- Gross margin was -17% on a GAAP basis; adjusted gross margin was 9%, which excludes an inventory valuation adjustment associated with lower levels of production during the ramp-up phase which we expect to continue until we reach full production.
- Loss from operations totaled $99.6 million, including $6.1 million of stock-based compensation expense.
- Net loss totaled $91.0 million and $0.27 loss per share. Weighted average shares outstanding totaled 343.1 million for the three months ended September 30, 2023.
- Net cash used in operating activities totaled $308.2 million and capital expenditures totaled $30.5 million.
- Cash and cash equivalents and restricted cash was $625.4 million as of September 30, 2023; this excludes $50.5 million in VAT receivables which Fisker expects to receive as refunds or to monetize against vehicle sales taxes.

2023 Business Outlook:

The following information reflects Fisker's expectations for key non-GAAP operating expenses and capital expenditures for full-year 2023. Fisker is projecting the total of these items to be within a range of $565 million to $640 million[1].

Key Expense Item	**USD, millions**
Research & Development (Non-GAAP)[1]	$ 160 - 190
Selling, General, and Administrative (Non-GAAP)[1]	$ 180 - 210
Capital Expenditures	$ 225 - 240
Total	**$ 565 - 640**

[1]Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted without unreasonable efforts. The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price volatilities that are not currently ascertainable and cannot be reasonably estimated.

Conference Call Information

Fisker Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, November 13, 2023. The live audio webcast will be accessible on Fisker's Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)

This press release and the accompanying tables references certain non-generally accepted accounting principles in the United States (GAAP) financial measures, including adjusted gross margin, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude inventory valuation adjustments or stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

Fisker believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about Fisker in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures Fisker uses may not be directly comparable to similarly titled measures of other companies. Therefore, both GAAP financial measures of Fisker's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about Fisker and its products to its customers, investors and the public (e.g., @fiskerinc on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker's investor relations website and these social media channels in addition to following Fisker's press releases, SEC filings, and public conference calls and webcasts.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world's most sustainable vehicles. To learn more, visit www.FiskerInc.com – and enjoy exclusive content across Fisker's social media channels: Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the statements quoted by our Chief Executive Officer, the timing of start of production and delivery of the Fisker PEAR, the sufficiency of our cash to fund production launch of the Fisker Ocean, and statements regarding Fisker's future performance under "2023 Business Outlook," the reported financial results for the third quarter of 2023, which are subject to completion of Fisker's internal review, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker's limited operating history; Fisker's ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker's ability to execute its business model, including market acceptance of its planned products and services; Fisker's inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker's inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker's Annual Report on Form 10-K, under the heading "Risk Factors," filed with the Securities and Exchange Commission (the "SEC"), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Third Quarter 2023 Financial Results*

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)

	Three Months Ended		
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue	$ 71,800	$ 825	$ 14
Costs of goods sold	83,920	760	6
Gross margin	(12,120)	65	8
Operating costs and expenses:			
Selling, general and administrative	78,022	42,267	22,102
Research and development	9,423	45,982	117,885
Total operating costs and expenses	87,445	88,249	139,987
Loss from operations	(99,565)	(88,184)	(139,979)
Other income (expense):			
Other income (expense)	(2,288)	(260)	270
Interest income	6,395	6,581	3,075
Interest expense	(4,928)	(4,605)	(4,693)
Foreign currency gain/(loss)	11,068	3,800	(7,285)
Unrealized gain/(loss) recognized on equity securities	(530)	340	(730)
Fair value adjustment of 2025 notes and derivative liability	725	-	-
Total other income (expense)	10,442	5,856	(9,363)
Net loss before income taxes	(89,123)	(82,328)	(149,342)
Provision for income taxes	(1,835)	(279)	-
Net loss	$ (90,958)	$ (82,607)	$ (149,342)
Basic and Diluted net loss per share	$ (0.27)	$ (0.25)	$ (0.49)
Basic and Diluted weighted average common shares outstanding	343,101,845	335,888,051	303,224,595

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	As of:	
	September 30, 2023	December 31, 2022
Current assets:		
Cash and cash equivalents	$ 527,442	$ 736,549
Restricted cash	97,954	-
Inventory	549,914	4,276
Prepaid expenses and other current assets	284,840	87,489
Equity investment	2,220	3,140
Total current assets	1,462,370	831,454
Non-current assets:		
Property and equipment, net	566,748	387,137
Intangible assets	228,819	246,922
Right of use asset, net	78,739	33,424
Other non-current assets	54,371	16,489
Total noncurrent assets	928,677	683,972
Total assets	$ 2,391,047	$ 1,515,426
Current liabilities:		
Accounts payable	$ 455,183	$ 58,871
Accrued expenses	398,959	264,925
Lease liabilities (short term)	17,825	7,085
Total current liabilities	871,967	330,881
Non-current liabilities:		
Customer deposits	16,359	15,334
Lease liabilities	51,723	27,884
2025 Convertible notes and derivative liability	446,275	660,822
2026 Convertible notes	662,118	-
Total non-current liabilities	1,176,475	704,040
Total liabilities	2,048,442	1,034,921
Stockholder's equity	342,605	480,505
Total liabilities and equity	$ 2,391,047	$ 1,515,426

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(amounts in thousands, except share and per share data)

	Three Months Ended September 30,	
	2023	2022
Cash flows from Operating Activities		
Net loss	$ (90,958)	$ (149,342)
Stock-based compensation	6,076	11,166
Depreciation and Amortization	10,167	628
Accretion of debt issuance costs	435	422
Unrealized (gain)/loss recognized on equity securities	530	730
Change in operating assets and liabilities	(226,267)	40,200
Other operating activities	(8,151)	10,234
Net cash used in operating activities	(308,168)	(85,962)
Cash flows from Investing Activities		
Funding of notes receivable	(7,700)	-
Purchase of property and equipment	(30,526)	(57,345)
Net cash used in investing activities	(38,226)	(57,345)
Cash flows from Financing Activities		
Proceeds from the issuance of 2025 convertible notes	450,000	-
Proceeds from exercise of stock options	26	67
Proceeds from stock issuance under "At-the-market" offering	-	117,970
Payments for "At-the-market" issuance costs	(18)	(1,952)
Payments/proceeds with tax authorities for statutory tax withholdings	-	(21)
Net cash provided by financing activities	450,008	116,064
Net increase / (decrease) in cash and cash equivalents	103,614	(27,243)
Cash and cash equivalents and restricted cash, beginning of period	521,782	851,939
Cash and cash equivalents and restricted cash, end of period	$ 625,396	$ 824,696

Fisker Inc. and Subsidiaries

Unaudited Reconciliation of GAAP to Non-GAAP Financials Measures

(amounts in thousands, except share and per share data)

Adjusted Gross Margin	**Three Months Ended**		
	September 30, 2023	**June 30, 2023**	**September 30, 2022**
Revenue	$ 71,800	$ 825	$ 14
Cost of goods sold (GAAP)	83,920	760	6
Inventory valuation adjustment	18,226	-	-
Cost of goods sold (non-GAAP)	65,694	-	-
Adjusted gross margin (non-GAAP)	$ 6,106	$ -	$ -
Adjusted gross margin % (non-GAAP)	*9%*	*N/A*	*N/A*

*The financial results discussed herein are presented on a preliminary basis; final data will be included in Fisker's Quarterly Report on Form 10-Q for the period ended September 30, 2023

Source: Fisker Inc.

Fisker Inc. Communications

Frank Boroch, VP, Investor Relations & Treasury
fboroch@fiskerinc.com

Matthew DeBord, Sr. Director, Communications Strategy & Storytelling
mdebord@fiskerinc.com